UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2017

CONE Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36635	47-1054194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 3.02. Unregistered Sales of Equity Securities.

On October 19, 2017, the board of directors (the “Board”) of CONE Midstream GP LLC, the general partner (the “General Partner”) of CONE Midstream Partners LP (the “Partnership”), confirmed and approved that, upon the payment of the distribution with respect to the third quarter of 2017, the financial tests required for conversion of the Partnership’s subordinated units will be met. Accordingly, the Partnership’s 29,163,121 subordinated units will convert into common units on a one-for-one basis effective November 15, 2017, the first business day following the payment of the third-quarter distribution.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On October 19, 2017, Raymond T. Betler was appointed as a member of the Board. Mr. Betler was also appointed to the Audit Committee of the Board effective as of such date.

The Board has determined that Mr. Betler is independent for Board and Audit Committee purposes under the applicable standards of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission.

As a non-employee director, Mr. Betler will receive the standard compensation for service on the Board as described in the Partnership’s most recent Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 16, 2017 (the “Annual Report”); provided, however, that Mr. Betler’s non-employee director’s annual cash retainer for fiscal year 2017 will be pro-rated to reflect his actual length of service during the year. As a member of the Audit Committee, Mr. Betler will also receive the annual retainer for members of the Audit Committee as described in the Annual Report, pro-rated for fiscal year 2017 to reflect his actual length of service during the year. In connection with his appointment to the Board, Mr. Betler also received a one-time grant of restricted common units under the Partnership’s 2014 Long-Term Incentive Plan with an aggregate value of $80,000, pro-rated for fiscal year 2017 to reflect his actual length of service during the year.

Mr. Betler was not appointed pursuant to any arrangement or understanding with any other person, and there are no transactions with Mr. Betler that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONE Midstream Partners LP

By:	/s/ David M. Khani
David M. Khani
Chief Financial Officer and Director

Dated: October 23, 2017